UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 29, 2013

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382
(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)

O’Hara House, 3 Bermudiana Road, Hamilton, Bermuda	HM 08
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 296-1431

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

Subscription Agreement with Time Warner

On April 29, 2013, Central European Media Enterprises Ltd. (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with Time Warner Media Holdings B.V. (“Time Warner”) for the issuance and sale of shares of the Company’s Series B convertible redeemable preferred stock, par value $0.08 per share (the “Series B convertible redeemable preferred shares”), a newly designated series of the Company’s preferred stock, to Time Warner, in a private placement transaction under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

The Subscription Agreement provides, among other things, as follows:

(i)                  The Company agrees to issue and sell to Time Warner, and Time Warner agrees to subscribe for and purchase from the Company, on the terms and subject to the conditions therein, 200,000 Series B convertible redeemable preferred shares at a price per share equal to $1,000 for an aggregate purchase price of $200,000,000; provided that the Subscription Agreement may be terminated by either the Company or Time Warner if the Company does not consummate, by May 30, 2013, a registered offering under the Company’s shelf Registration Statement on Form S-3 (File No. 333-181057) filed with and declared effective by the Securities and Exchange Commission (the “Registration Statement”) of shares of its Class A common stock, par value $0.08 per share (“Class A common stock”), producing gross proceeds to the Company (after excluding gross proceeds from (a) the exercise, if any, by underwriters of the option to purchase additional shares of Class A common stock and (b) the sale of shares of Class A common stock to Time Warner in the public offering) in an amount no less than $75,000,000 and no more than $100,000,000;

(ii)               If pursuant to Time Warner’s pre-existing contractual pre-emptive right (described further below) to purchase 49.9% of the number of shares of Class A common stock sold in the public offering, Time Warner would be required to purchase shares of Class A common stock for a purchase price in excess of $100,000,000 (such amount, the “Excess Amount”), Time Warner has waived such pre-emptive right with respect to shares of Class A common stock underlying such Excess Amount and, in lieu thereof, has agreed to purchase directly from the Company in a private placement the number of Series B convertible redeemable preferred shares equal to the Excess Amount divided by $1,000; and

(iii)            If the aggregate gross proceeds to the Company from the public offering, including the shares purchased by Time Warner, are less than $200,000,000, Time Warner may, in its sole discretion, purchase directly from the Company in a private placement additional Series B convertible redeemable preferred shares at a price per share equal to $1,000 up to the amount by which (i) $200,000,000 exceeds (ii) the aggregate gross proceeds to the Company from the public offering.

As of the date of this Current Report on Form 8-K, Time Warner beneficially owned 42.6% of the Company’s outstanding Class A common stock and had a 49.9% economic interest in the Company.  Under that certain Investor Rights Agreement, dated as of May 18, 2009, by and among the Company, Time Warner and certain other parties thereto (as amended, the “Investor Rights Agreement”), Time Warner has a pre-emptive right to purchase shares of the Company’s Class A common stock on a pro rata basis and at the price at which such shares are offered and sold to the public in the public offering in order to maintain its 49.9% economic interest in the Company.  Except for the potential purchase of additional Series B convertible redeemable preferred shares by Time Warner in lieu of shares of Class A common stock as described in paragraph (ii) above, and subject to certain limitations, Time Warner has indicated to the Company that it intends to exercise its contractual pre-emptive purchase right to purchase 49.9% of the shares of Class A common stock sold in the public offering.

The issuance and sale of Series B convertible redeemable preferred shares to Time Warner are subject to a number of conditions, including, without limitation, approval by the Company’s shareholders, consummation of the public offering by the Company, and the receipt by Time Warner of a regulatory approval that is unrelated to the transaction.

The above description of the Subscription Agreement is incomplete and is qualified in its entirety by reference to the Subscription Agreement, which is incorporated by reference into the Registration Statement and is included in this Current Report on Form 8-K as Exhibit 10.1.

Letter Agreement

On April 29, 2013, the Company entered into a letter agreement with Ronald S. Lauder, RSL Savannah LLC, RSL Capital LLC, RSL Investments Corporation and Time Warner (the “Letter Agreement”).

The Letter Agreement amends the Investor Rights Agreement by, among other things:

(i)            removing a provision that would have required Time Warner to accept a third-party change of control offer or proposal in respect of all of the Company’s equity securities beneficially owned by Time Warner in the event that the Company’s Board of Directors determined to approve and/or recommended to the Company’s shareholders such offer or proposal and Time Warner did not make an alternate proposal; and

(ii)           removing a provision that would have required the Company to obtain the consent of Mr. Lauder and certain entities affiliated with Mr. Lauder before issuing any equity securities, except under certain specified circumstances, so long as Mr. Lauder and certain entities affiliated with Mr. Lauder beneficially owned a certain number of the Company’s equity securities.

In addition, the Letter Agreement extends the term of that certain Irrevocable Voting Deed and Corporate Representative Appointment, dated as of May 18, 2009, among the Company, Time Warner and Ronald S. Lauder and RSL Savannah LLC (the “Voting Agreement”), pursuant to which RSL Savannah LLC has the right to vote all shares of Class A common stock, Series A convertible preferred stock and other voting equity securities of the Company owned by Time Warner, except with respect to certain transactions relating to a change of control of the Company.   Prior to such extension, the Voting Agreement would have terminated on May 18, 2013 according to its terms.  As amended by the Letter Agreement, the Voting Agreement will terminate on the date that is the earlier of (a) one day after Time Warner provides written notice of Time Warner’s election to terminate the Voting Agreement (provided that such notice may not be provided before May 18, 2013) and (b) June 30, 2013.

Pursuant to the Letter Agreement, subject to certain limitations, Ronald S. Lauder, on behalf of certain of his affiliates and Time Warner, has agreed to execute and deliver, or cause to be executed and delivered, to the Company an irrevocable proxy in respect of all voting securities held by him, RAJ Family Partners, L.P., RSL Investments Corporation and Time Warner to vote at the Company’s 2013 annual general meeting of its shareholders in favor of (a) the issuance and sale of the Series B convertible redeemable preferred shares to Time Warner and (b) the amendment of the Company’s Bye-laws to increase the Company’s authorized shares of Class A Common Stock to an amount that will be determined after taking into account the number of shares issued by the Company in the public offering.  If the 2013 annual general meeting and the vote on such proposals has not taken place prior to the termination of the Voting Agreement (as extended), the irrevocable proxy with respect to securities held by Time Warner will terminate and be of no further force and effect.

The above description of the Letter Agreement is incomplete and is qualified in its entirety by reference to the Letter Agreement, which is incorporated by reference into the Registration Statement and is included in this Current Report on Form 8-K as Exhibit 10.2.

Item 3.02                                           Unregistered Sale of Securities

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K under the subheading “Subscription Agreement with Time Warner” is incorporated herein by reference.

In addition, the stated value of the Series B convertible redeemable preferred shares will accrete at an annual rate of 7.5%, compounded quarterly, from the date of issuance to (but excluding) the third anniversary of the date of issuance, and at an annual rate of 3.75%, compounded quarterly, from (and including) the third anniversary of the date of issuance to (but excluding) the fifth anniversary of the date of issuance.  The Company will have the right from the third anniversary of the date of issuance to elect to pay the accretion in cash.  The Company will also have the right to redeem the Series B convertible redeemable preferred shares in whole or in part from the third anniversary of the date of issuance.  Time Warner will have the right to convert the then-outstanding Series B convertible redeemable preferred shares into shares of Class A common stock from the third anniversary of the date of issuance or following a notice of redemption from the Company.  The conversion price will be equal to the lesser of (x) the price per share at which shares of Class A common stock are sold in the public offering multiplied by 1.15 and (y) $5.00.  The conversion price will be subject to customary anti-dilution and other adjustments.

The Company is relying on exemption from registration afforded by Section 4(2) of the Securities Act based on representations to the Company made by Time Warner that it is an accredited investor and that the Series B convertible redeemable preferred shares are being acquired for investment.

Item 7.01                                           Regulation FD Disclosure

On April 29, 2013, the Company announced its intention to offer, subject to market and other conditions, $174,000,000 of its Class A common stock pursuant to the Registration Statement. The public announcement was made by means of a news release, the text of which is set forth in Exhibit 99.1 hereto.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01                                           Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Subscription Agreement, dated as of April 29, 2013, by and between Central European Media Enterprises Ltd. and Time Warner Media Holdings B.V.

Exhibit 10.2	Letter Agreement, dated as of April 29, 2013, by and among RSL Savannah LLC, RSL Investor, RSL Investments Corporation, Ronald S. Lauder and Time Warner.

Exhibit 99.1	Press release of Central European Media Enterprises Ltd. dated as of April 29, 2013.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

Date: April 29, 2013	/s/ David Sach
David Sach Chief Financial Officer